Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 18, 2025, with respect to the consolidated financial statements of MaxsMaking Inc. as of and for the fiscal years ended October 31, 2024 and 2023 in this Registration Statement on Form F-1 and the related Prospectus of MaxsMaking Inc. filed with the U.S.Securities and Exchange Commission.

/s/ Onestop Assurance PAC

Singapore

February 18, 2025